Exhibit 99.1

News Release

CONTACTS:	Jeff Richardson (Analysts)	FOR IMMEDIATE RELEASE
	(513) 534-0983	July 19, 2007
Jim Eglseder (Analysts)
(513) 534-8424
Debra DeCourcy, APR (Media)
(513) 534-4153

FIFTH THIRD BANCORP REPORTS SECOND QUARTER 2007

EARNINGS OF $0.69 PER DILUTED SHARE

Earnings Highlights

	For the Three Months Ended					% Change
	June 2007	March 2007	December 2006	September 2006	June 2006	Seq	Yr/Yr
Net income (in millions)	$376	$359	$66	$377	$382	5%	(2)%

Common Share Data
Earnings per share, basic	0.69	0.65	0.12	0.68	0.69	6%	—
Earnings per share, diluted	0.69	0.65	0.12	0.68	0.69	6%	—
Cash dividends per common share	0.42	0.42	0.40	0.40	0.40	—	5%

Financial Ratios
Return on average assets	1.49%	1.47%	0.25%	1.41%	1.45%	1%	3%
Return on average equity	15.7	14.6	2.6	15.1	16.0	8%	(2)%
Tangible equity	6.92	7.65	7.79	7.40	6.92	(10)%	—
Net interest margin (a)	3.37	3.44	3.16	2.99	3.01	(2)%	12%
Efficiency (a)	55.3	57.0	82.9	55.5	55.3	(3)%	—

Common shares outstanding (in thousands)	535,697	550,077	556,253	558,066	557,894	(3)%	(4)%
Average common shares outstanding (in thousands):
Basic	540,264	551,501	554,978	555,565	554,978	(2)%	(3)%
Diluted	543,228	554,175	557,654	557,949	557,489	(2)%	(3)%

(a)	Presented on a fully taxable equivalent basis

Fifth Third Bancorp today reported second quarter 2007 earnings of $376 million, or $0.69 per diluted share, compared with $359 million, or $0.65 per diluted share, in the first quarter of 2007 and $382 million, or $0.69 per diluted share, for the same period in 2006.

Second quarter 2007 results included a $16 million pre-tax gain ($0.02 per share) on the sale of certain non-strategic credit card accounts, partially offset by $7 million in pre-tax costs ($0.01 per share) associated with the implementation of expense reduction initiatives, including severance. Second quarter 2006 results included a pre-tax gain of $24 million from the redemption of a portion of the common shares of MasterCard Incorporated held by Fifth Third, which was partially offset by $10 million of losses on certain securities sold during that quarter. These items benefited earnings per share in the second quarter of 2006 by net $0.02 per share.

“Second quarter results were strong across most areas of the Company,” said Kevin T. Kabat, President and CEO of Fifth Third Bancorp. “Revenue growth of six percent was gratifying in a fairly tough environment. Net interest income was up despite a continued challenging interest rate environment and share repurchases, and we saw fee growth of eight percent, generally reflecting across the board increases. Expenses were also well managed during the quarter. On the other hand, credit is a challenge at this point in the cycle, and we are actively managing our risks in this kind of environment. We do expect continued deterioration in credit trends for the near future, but they remain within our expectations. All told, we were pleased with our results, and remain very focused on executing on our strategic plans and building shareholder value.”

Income Statement Highlights

	For the Three Months Ended					% Change
	June 2007	March 2007	December 2006	September 2006	June 2006	Seq	Yr/Yr
Condensed Statements of Income ($ in millions)
Net interest income (taxable equivalent)	$745	$742	$744	$719	$716	—	4%
Provision for loan and lease losses	121	84	107	87	71	45%	70%
Total noninterest income	707	648	219	662	655	9%	8%
Total noninterest expense	803	793	798	767	759	1%	6%

Income before income taxes (taxable equivalent)	528	513	58	527	541	3%	(2)%

Taxable equivalent adjustment	6	6	6	6	6	—	—
Applicable income taxes	146	148	(14)	144	153	(1)%	(5)%

Net income available to common shareholders (a)	375	359	66	377	382	5%	(2)%

Earnings per share, diluted	$0.69	$0.65	$0.12	$0.68	$0.69	6%	—

(a)	Dividends on preferred stock are $ .185 million for all quarters presented

Net Interest Income

	For the Three Months Ended					% Change
	June 2007	March 2007	December 2006	September 2006	June 2006	Seq	Yr/Yr
Interest Income ($ in millions)
Total interest income (taxable equivalent)	$1,495	$1,466	$1,551	$1,540	$1,483	2%	1%
Total interest expense	750	724	807	821	767	4%	(2)%

Net interest income (taxable equivalent)	$745	$742	$744	$719	$716	—	4%

Average Yield
Yield on interest-earning assets	6.76%	6.79%	6.58%	6.40%	6.23%	—	9%
Yield on interest-bearing liabilities	4.08	4.07	4.17	4.14	3.90	—	5%

Net interest rate spread (taxable equivalent)	2.68	2.72	2.41	2.26	2.33	(1)%	15%

Net interest margin (taxable equivalent)	3.37	3.44	3.16	2.99	3.01	(2)%	12%

Average Balances ($ in millions)
Loans and leases, including held for sale	$77,048	$75,861	$75,262	$73,938	$73,093	2%	5%
Total securities and other short-term investments	11,711	11,673	18,262	21,582	22,439	—	(48)%
Total interest-bearing liabilities	73,735	72,148	76,769	78,735	78,870	2%	(7)%
Shareholders’ equity	9,599	9,970	10,150	9,878	9,607	(4)%	—

Net interest income of $745 million on a taxable equivalent basis was up $3 million from the first quarter. Growth was driven by consumer deposit production and modest reductions in consumer deposit rates, loan growth, and day count. These contributions were offset by the impact of the first quarter issuance of $750 million trust preferred securities and share repurchase activity during the first and second quarters. The net interest margin was 3.37 percent, down 7 bps, with the reduction driven by the effect of debt issuance, share repurchases and day count, partially offset by deposit growth and pricing.

Compared with the second quarter 2006, net interest income increased $29 million, or four percent, and the net interest margin expanded 36 bps, primarily the result of the fourth quarter 2006 balance sheet actions.

During the quarter, we repurchased 16.7 million shares at a total cost of $693 million. As of June 30, 2007, there were 22.1 million shares remaining under our current share repurchase authorization.

Average Loans

	For the Three Months Ended					% Change
	June 2007	March 2007	December 2006	September 2006	June 2006	Seq	Yr/Yr
Average Loans and Leases ($ in millions)
Commercial:
Commercial loans	$21,587	$20,908	$21,228	$20,879	$20,338	3%	6%
Commercial mortgage	11,030	10,566	9,929	9,833	9,980	4%	11%
Commercial construction	5,595	6,014	6,099	5,913	5,840	(7)%	(4)%
Commercial leases	3,678	3,661	3,762	3,740	3,729	—	(1)%

Subtotal - commercial loans and leases	41,890	41,149	41,018	40,365	39,887	2%	5%

Consumer:
Residential mortgage loans	10,201	10,166	10,038	9,699	9,491	—	7%
Home equity	11,886	12,072	12,225	12,174	11,999	(2)%	(1)%
Automobile loans	10,552	10,230	9,834	9,522	9,480	3%	11%
Credit card	1,248	1,021	915	870	797	22%	57%
Other consumer loans and leases	1,271	1,223	1,232	1,308	1,439	4%	(12)%

Subtotal - consumer loans and leases	35,158	34,712	34,244	33,573	33,206	1%	6%

Total average loans and leases	$77,048	$75,861	$75,262	$73,938	$73,093	2%	5%

Average loan and lease balances grew two percent sequentially and five percent over the second quarter last year. Average commercial loans and leases grew two percent sequentially and five percent compared with the year ago quarter. Average C&I loan growth was three percent sequentially, whereas commercial mortgage and construction loans were flat, with commercial mortgage growth driven by the conversion of construction loans to permanent financing. Consumer loans and leases grew one percent sequentially and six percent compared with the year ago quarter, reflecting strong auto loan and credit card growth offset by anticipated run-off in the consumer lease portfolio totaling $442 million versus second quarter 2006. Excluding this run-off, consumer loans and leases grew eight percent versus the quarter a year ago.

Average Deposits

	For the Three Months Ended					% Change
	June 2007	March 2007	December 2006	September 2006	June 2006	Seq	Yr/Yr
Average Deposits ($ in millions)
Demand deposits	$13,370	$13,185	$13,882	$13,642	$13,764	1%	(3)%
Interest checking	15,061	15,509	15,744	16,251	17,025	(3)%	(12)%
Savings	14,620	13,689	12,812	12,279	12,064	7%	21%
Money market	6,244	6,377	6,572	6,371	6,429	(2)%	(3)%

Subtotal - Transaction deposits	49,295	48,760	49,010	48,543	49,282	1%	—

Other time	10,780	11,037	10,991	10,794	10,449	(2)%	3%

Subtotal - Core deposits	60,075	59,797	60,001	59,337	59,731	—	1%

Certificates - $100,000 and over	6,511	6,682	6,750	6,415	5,316	(3)%	22%
Foreign office	2,369	1,707	2,758	3,668	4,382	39%	(46)%

Total deposits	$68,955	$68,186	$69,509	$69,420	$69,429	1%	(1)%

Average core deposits were relatively flat sequentially (up two percent annualized) and grew one percent over second quarter 2006. Strong growth in savings products and modest growth in demand deposits were largely offset by declines in interest checking and CDs. Retail core deposits remained solid, up two percent or six percent annualized, driven primarily by growth in savings and demand deposit balances. Commercial core deposits exhibited modest declines in all categories.

Weighted average rates paid on interest-bearing core deposits remained relatively steady at 3.39 percent compared with 3.43 percent in the first quarter. This reflected a modest reduction in rates paid across certain product offerings offset by a continued, but slowing mix shift toward higher rate deposit products, primarily savings accounts.

Noninterest Income

	For the Three Months Ended					% Change
	June 2007	March 2007	December 2006	September 2006	June 2006	Seq	Yr/Yr
Noninterest Income ($ in millions)
Electronic payment processing revenue	$243	$225	$232	$218	$211	8%	15%
Service charges on deposits	142	126	122	134	135	13%	6%
Investment advisory revenue	97	96	90	89	96	2%	1%
Corporate banking revenue	88	83	82	79	82	6%	8%
Mortgage banking net revenue	41	40	30	36	41	4%	—
Other noninterest income	96	78	58	87	76	22%	27%
Securities gains (losses), net	—	—	(398)	19	14	NM	(100)%
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	—	3	—	—	NM	NM

Total noninterest income	$707	$648	$219	$662	$655	9%	8%

Noninterest income rose $59 million sequentially, or nine percent, on higher revenues in all fee categories. Compared with second quarter 2006, noninterest income grew eight percent, with growth across all categories, but particularly strong in electronic payment processing revenue, deposit service charges and corporate banking revenue. Second quarter 2007 results included a gain of $16 million on the sale of $89 million in non-strategic credit card accounts. Second quarter 2006 results included a $24 million gain from the redemption of a portion of the common shares of MasterCard Incorporated held by Fifth Third, partially offset by $10 million of losses on certain securities sold in the same quarter. Excluding the above-mentioned items, sequential noninterest income growth was seven percent and year-over-year growth was eight percent.

Electronic payment processing revenue of $243 million increased eight percent sequentially and fifteen percent over last year on strong growth in merchant processing, card issuer interchange, and financial institutions revenue. We expect large national contracts signed with the U.S. Treasury and, more recently, Walgreens, to continue to support merchant revenue growth going forward. Card issuer interchange was driven by higher card usage and an increase in credit card accounts stemming from success in our initiative to increase our customer penetration. Higher card usage volumes drove the financial institutions revenue growth.

Service charges on deposits of $142 million increased thirteen percent sequentially and six percent versus the same quarter last year. Retail service charges increased twenty-three percent from seasonally weak first quarter numbers, driven by more normal levels of customer activity. Retail deposit revenue grew eleven percent compared with the year ago quarter. Commercial service charges increased by two percent sequentially, and declined one percent compared with last year reflecting the effect of higher earnings credit rates.

Investment advisory revenue of $97 million was up two percent sequentially and one percent over second quarter last year. Private Bank revenue declined modestly due to the earlier completion and filing of seasonal tax returns in the first quarter of 2007, affecting sequential and year-over-year comparisons. Brokerage fee revenue grew eleven percent sequentially and six percent year-over-year largely, reflecting additions of quality brokers and higher broker productivity.

Corporate banking revenue of $88 million increased six percent sequentially led by strong growth in customer interest rate derivatives income, syndications and asset backed securities fees, and foreign exchange and letter of credit fees. Compared with last year, revenue increased eight percent as a result of solid growth in interest rate derivatives income, institutional sales, and syndication fees.

Mortgage banking net revenue totaled $41 million, compared with $40 million last quarter and $41 million in the prior year quarter. Mortgage originations of $3.3 billion improved from $2.9 billion in first quarter 2007 and $2.6 billion in second quarter 2006. Gain-on-sale margins narrowed modestly, resulting in second quarter origination fees and gains on loan sales of $25 million, compared with $26 million in the first quarter and $27 million in second quarter 2006. Net servicing revenue, before MSR valuation adjustments, totaled $13 million in the second quarter, compared with $14 million in the first quarter and $14 million a year ago. The MSR valuation and related mark-to-market adjustments on free-standing derivatives netted to a positive $3 million adjustment in the second quarter compared with less than $1 million in the first and year ago quarters. The mortgage-servicing asset, net of the valuation reserve, was $602 million at quarter end on a servicing portfolio of $31.5 billion.

Other noninterest income totaled $96 million in the second quarter, compared with $78 million last quarter and $76 million in the same quarter last year. The increase resulted primarily from the $16 million gain on sale of $89 million in certain non-strategic credit card accounts.

Noninterest Expense

	For the Three Months Ended					% Change
	June 2007	March 2007	December 2006	September 2006	June 2006	Seq	Yr/Yr
Noninterest Expense ($ in millions)
Salaries, wages and incentives	$309	$292	$300	$288	$303	6%	2%
Employee benefits	68	87	61	74	69	(23)%	(2)%
Payment processing expense	97	92	89	84	80	5%	21%
Net occupancy expense	68	65	65	63	59	4%	14%
Technology and communications	41	40	39	36	34	4%	22%
Equipment expense	31	29	30	32	28	5%	10%
Other noninterest expense	189	188	214	190	186	1%	2%

Total noninterest expense	$803	$793	$798	$767	$759	1%	6%

Noninterest expense of $803 million increased one percent from first quarter 2007 and increased six percent from second quarter 2006. Second quarter expenses included $7 million in one-time costs associated with expense reduction initiatives, primarily related to severance. Expenses were otherwise flat sequentially and up five percent versus a year ago. Salaries, wages and incentives were up six percent sequentially, reflecting severance of $5 million, relatively flat salary and wages and higher revenue based incentives. Seasonally higher FICA and unemployment expenses in the first quarter primarily drove the sequential decline in employee benefit expense. Compared with the second quarter of 2006, compensation expense trends reflected a relatively stable employee base. Payment processing expense growth of 21 percent was driven by similar growth in transaction volumes. Year-over-year expense growth in other categories largely reflected higher de novo related expenses and technology investments.

Credit Quality

	For the Three Months Ended
	June 2007	March 2007	December 2006	September 2006	June 2006
Total net losses charged off ($ in millions)
Commercial loans	$(24)	$(15)	$(29)	$(25)	$(22)
Commercial mortgage loans	(16)	(7)	(11)	(7)	(4)
Commercial construction loans	(7)	(6)	(3)	(1)	(3)
Commercial leases	—	(1)	—	1	(1)
Residential mortgage loans	(9)	(7)	(8)	(5)	(6)
Home equity	(20)	(17)	(14)	(14)	(13)
Automobile loans	(15)	(16)	(19)	(15)	(10)
Credit card	(10)	(8)	(10)	(8)	(7)
Other consumer loans and leases	(1)	6	(3)	(5)	(1)

Total net losses charged off	(102)	(71)	(97)	(79)	(67)

Total losses	(124)	(99)	(118)	(96)	(96)
Total recoveries	22	28	21	17	29

Total net losses charged off	$(102)	$(71)	$(97)	$(79)	$(67)
Ratios
Net losses charged off as a percent of average loans and leases	0.55%	0.39%	0.52%	0.43%	0.37%
Commercial	0.44%	0.27%	0.42%	0.32%	0.30%
Consumer	0.68%	0.53%	0.64%	0.57%	0.46%

Net charge-offs as a percentage of average loans and leases were 55 bps in the second quarter, in line with expectations, compared with 39 bps last quarter and 37 bps in the second quarter of 2006. Gross charge-offs and recoveries were 66 bps and 11 bps, respectively, of loans and leases, compared with 54 bps and 15 bps in the first quarter of 2007. Commercial net charge-off growth of $18 million was driven by higher losses on commercial mortgages and a $6 million loss related to the liquidation of a commercial borrower. Consumer net charge-off growth of $13 million reflected first quarter recoveries on the proceeds of $10 million in charged-off consumer loans and higher losses on consumer real estate. Second quarter net charge-offs included $3 million in losses related to the sale of $27 million in nonperforming commercial loans. First quarter net charge-offs included $5 million in losses related to the sale of $39 million in nonperforming commercial loans, as well as the $10 million in recoveries on the charge-off sale of charged-off consumer loans. The commercial and consumer net charge-off ratios were 44 bps and 68 bps, respectively, up from 27 bps and 53 bps in the first quarter.

	For the Three Months Ended
	June 2007	March 2007	December 2006	September 2006	June 2006
Allowance for Credit Losses ($ in millions)
Allowance for loan and lease losses, beginning	$784	$771	$761	$753	$749
Total net losses charged off	(102)	(71)	(97)	(79)	(67)
Provision for loan and lease losses	121	84	107	87	71

Allowance for loan and lease losses, ending	803	784	771	761	753

Reserve for unfunded commitments, beginning	79	76	76	74	69
Provision for unfunded commitments	(2)	3	—	2	5

Reserve for unfunded commitments, ending	77	79	76	76	74

Components of allowance for credit losses:
Allowance for loan and lease losses	803	784	771	761	753
Reserve for unfunded commitments	77	79	76	76	74

Total allowance for credit losses	$880	$863	$847	$837	$827
Ratios
Allowance for loan and lease losses as a percent of loans and leases	1.06%	1.05%	1.04%	1.04%	1.04%

Provision for loan and lease losses totaled $121 million in the second quarter compared with $84 million last quarter and $71 million in the same quarter last year. The allowance for loan and lease losses represented 1.06 percent of total loans and leases outstanding as of quarter end, compared with 1.05 percent last quarter and 1.04 percent in the same quarter last year.

	For the Three Months Ended
	June 2007	March 2007	December 2006	September 2006	June 2006
Nonperforming Assets and Delinquent Loans ($ in millions)
Nonaccrual loans and leases	$406	$390	$352	$320	$281
Other assets, including other real estate owned	122	104	103	91	77

Total nonperforming assets	528	494	455	411	358
Ninety days past due loans and leases	302	243	210	196	191

Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.70%	0.66%	0.61%	0.56%	0.49%

Nonperforming assets (NPAs) at quarter end were $528 million, or 70 bps of total loans and leases and other real estate owned, up from 66 bps last quarter and 49 bps in the first quarter a year ago. Sequential growth in NPAs was $34 million, or 7 percent. Consumer NPA growth of $22 million was driven by higher foreclosed real estate and higher repossessed autos reflecting an acceleration in our auto repossession policy late last year. Commercial NPA growth of $12 million was driven by growth in commercial mortgage and construction

NPAs, particularly in Eastern Michigan. We sold $27 million in commercial NPAs, in the quarter compared with $39 million in commercial NPAs sold in the first quarter. Delinquent loans were $302 million, up $59 million from the first quarter, with approximately two thirds of the growth in commercial. Commercial delinquency growth was concentrated in real estate lending, particularly in Michigan and South Florida. Consumer growth was driven by residential delinquencies in South Florida, Northeastern Ohio, and Eastern Michigan.

Capital Position

	For the Three Months Ended
	June 2007 (a)	March 2007	December 2006	September 2006	June 2006
Capital Position
Average shareholders’ equity to average assets	9.53%	10.05%	9.70%	9.33%	9.09%
Tangible equity	6.92%	7.65%	7.79%	7.40%	6.92%
Regulatory capital ratios:
Tier I capital	8.08%	8.71%	8.39%	8.64%	8.56%
Total risk-based capital	10.49%	11.19%	11.07%	10.61%	10.50%
Tier I leverage	8.80%	9.36%	8.44%	8.52%	8.38%

(a)	Current period regulatory capital data and ratios are estimated

Capital levels were lower during the quarter although they remained very strong. The tangible equity and regulatory capital ratios declined sequentially due to 16.7 million share repurchases at a total cost of $693 million. The tangible equity ratio was flat compared with the prior year second quarter primarily due to lower tangible assets as a result of the fourth quarter 2006 balance sheet actions.

On May 21, 2007, Fifth Third Bancorp and R&G Financial Corporation (“RGF”) signed a definitive agreement under which Fifth Third will acquire RGF’s Florida-based subsidiary, R–G Crown Bank, which operates 30 branches in Florida and three in Augusta, Georgia. The transaction is expected to close in the fourth quarter of 2007. This transaction is expected to reduce capital ratios by approximately 40 bps.

Outlook

The following outlook represents currently expected full year growth rates compared with full year 2006 results. The outlook does not include the effect of our pending acquisition of R-G Crown Bank. Our outlook is based on current expectations as of the date of this release for results within our businesses; prevailing views related to economic growth, inflation, unemployment and other economic factors; and market forward interest rate expectations. These expectations are inherently subject to risks and uncertainties. There are a number of factors that could cause results to differ materially from historical performance and these expectations. We undertake no obligation to update these expectations after the date of this release. Please refer to the cautionary statement at the end of this release for more information.

Category	Growth, percentage, or bps range
Net interest income	Mid_single digits

Net interest margin	3.35-3.40%

Noninterest income*	High single digits

Noninterest expense**	Mid single digits

Loans	Mid_single digits

Core deposits	Low-to-mid single digits

Net charge-offs	Low 50 bps range

Effective tax rate [non-tax equivalent]	28.5-29.0%

Tangible equity/tangible asset ratio	2007 target 6.5% [including R-G Crown]

Change from April 19, 2007 outlook

*	comparison with the prior year excludes $415 million of losses recorded in noninterest income related to fourth quarter 2006 balance sheet actions
**	comparison with the prior year excludes $49 million of charges: $10 million in third quarter 2006 related to the early retirement of debt, and $39 million in fourth quarter 2006 related to termination of financing agreements

Conference Call

Fifth Third will host a conference call to discuss these financial results at 8:30 a.m. (Eastern Time) today. The audio webcast is available through the Fifth Third Investor Relations website at www.53.com (click on “About Fifth Third” then “Investor Relations”). Participants are advised to access the conference call at least 15 minutes prior to the scheduled start time. The dial-in number is 877-309-0967 for domestic access and 706-679-3977 for international access (password: Fifth Third).

If you are unable to listen to the live call you may access a webcast replay or podcast through the Fifth Third Investor Relations website at www.53.com. Additionally, a replay of the conference call will be available until Friday, August 3rd by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (passcode 1346753#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $101 billion in assets, operates 18 affiliates with 1,167 full-service Banking Centers, including 106 Bank Mart® locations open seven days a week inside select grocery stores and 2,132 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania and Missouri. Fifth Third operates five main businesses: Commercial Banking, Branch Banking, Consumer Lending, Investment Advisors and Fifth Third Processing Solutions. Fifth Third is among the largest money managers in the Midwest and, as of June 30, 2007, has $232 billion in assets under care, of which it managed $34 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded through the NASDAQ® National Global Select Market System under the symbol “FITB.”

FORWARD-LOOKING STATEMENTS

This report may contain forward-looking statements about Fifth Third Bancorp and/or the company as combined acquired entities within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This report may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third Bancorp and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions, either national or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (3) changes in the interest rate environment reduce interest margins; (4) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (5) our ability to maintain required capital levels and adequate sources of funding and liquidity; (6) changes and trends in capital markets; (7) competitive pressures among depository institutions increase significantly; (8) effects of critical accounting policies and judgments; (9) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (10) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged; (11) ability to maintain favorable ratings from rating agencies; (12) fluctuation of Fifth Third’s stock price; (13) ability to attract and retain key personnel; (14) ability to receive dividends from its subsidiaries; (15) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (16) effects of accounting or financial results of one or more acquired entity; (17) difficulties in combining the operations of acquired entities; (18) ability to secure confidential information through the use of computer systems and telecommunications network; and (19) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the United States Securities and Exchange Commission (SEC).Copies of this filing are available at no cost on the SEC’s Web site at www.sec.gov or on the Fifth Third’s Web site at www.53.com. Fifth Third undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this report.

# # #

Quarterly Financial Review for June 30, 2007

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	June 2007	March 2007	June 2006	Seq	Yr/Yr	June 2007	June 2006	Yr/Yr
Income Statement Data
Net interest income (a)	$745	$742	$716	—	4%	$1,487	$1,434	4%
Noninterest income	707	648	655	9%	8%	1,355	1,272	7%
Total revenue (a)	1,452	1,390	1,371	4%	6%	2,842	2,706	5%
Provision for loan and lease losses	121	84	71	45%	70%	205	149	38%
Noninterest expense	803	793	759	1%	6%	1,595	1,490	7%
Net income	376	359	382	5%	(2)%	735	746	(2)%

Common Share Data
Earnings per share, basic	$0.69	$0.65	$0.69	6%	—	$1.35	$1.34	1%
Earnings per share, diluted	0.69	0.65	0.69	6%	—	1.34	1.34	—
Cash dividends per common share	$0.42	$0.42	$0.40	—	5%	$0.84	$0.78	8%
Book value per share	17.16	17.82	17.13	(4)%	—	17.16	17.13	—
Dividend payout ratio	59.7%	64.5%	58.3%	(7)%	2%	62.0%	58.2%	7%
Market price per share:
High	$43.32	$41.41	$41.02	5%	6%	$43.32	$41.43	5%
Low	37.88	37.93	35.86	—	6%	37.88	35.86	6%
End of period	39.77	38.69	36.95	3%	8%	39.77	36.95	8%
Common shares outstanding (in thousands)	535,697	550,077	557,894	(3)%	(4)%	535,697	557,894	(4)%
Average common shares outstanding (in thousands):
Basic	540,264	551,501	554,978	(2)%	(3)%	545,851	554,689	(2)%
Diluted	543,228	554,175	557,489	(2)%	(3)%	548,671	557,181	(2)%
Market capitalization	$21,305	$21,282	$20,614	—	3%	$21,305	$20,614	3%
Price/earnings ratio (b)	18.58	18.08	13.94	3%	33%	18.58	13.94	33%

Financial Ratios
Return on average assets	1.49%	1.47%	1.45%	1%	3%	1.48%	1.43%	3%
Return on average equity	15.7%	14.6%	16.0%	8%	(2)%	15.1%	15.7%	(4)%
Noninterest income as a percent of total revenue	49%	47%	48%	4%	2%	48%	47%	2%
Average equity as a percent of average assets	9.53%	10.05%	9.09%	(5)%	5%	9.78%	9.13%	7%
Tangible equity	6.92%	7.65%	6.92%	(10)%	—	6.92%	6.92%	—
Net interest margin (a)	3.37%	3.44%	3.01%	(2)%	12%	3.40%	3.04%	12%
Efficiency (a)	55.3%	57.0%	55.3%	(3)%	—	56.1%	55.0%	2%
Effective tax rate	28.1%	29.3%	28.5%	(4)%	(1)%	28.7%	29.6%	(3)%

Credit Quality
Net losses charged off	$102	$71	$67	44%	52%	$173	$140	24%
Net losses charged off as a percent of average loans and leases	0.55%	0.39%	0.37%	41%	49%	0.47%	0.40%	18%
Allowance for loan and lease losses as a percent of loans and leases	1.06%	1.05%	1.04%	1%	2%	1.06%	1.04%	2%
Allowance for credit losses as a percent of loans and leases	1.16%	1.15%	1.14%	1%	2%	1.16%	1.14%	2%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.70%	0.66%	0.49%	6%	43%	0.70%	0.49%	43%

Average Balances
Loans and leases, including held for sale	$77,048	$75,861	$73,093	2%	5%	$76,458	$72,367	6%
Total securities and other short-term investments	11,711	11,673	22,439	—	(48)%	11,692	22,677	(48)%
Total assets	100,767	99,192	105,741	2%	(5)%	99,984	105,241	(5)%
Transaction deposits (d)	49,295	48,760	49,282	1%	—	49,029	49,116	—
Core deposits (e)	60,075	59,797	59,731	—	1%	59,937	59,217	1%
Wholesale funding (f)	27,030	25,536	32,903	6%	(18)%	26,287	33,013	(20)%
Shareholders’ equity	9,599	9,970	9,607	(4)%	—	9,783	9,604	2%

Regulatory Capital Ratios (c)
Tier I capital	8.08%	8.71%	8.56%	(7)%	(6)%	8.08%	8.56%	(6)%
Total risk-based capital	10.49%	11.19%	10.50%	(6)%	—	10.49%	10.50%	—
Tier I leverage	8.80%	9.36%	8.38%	(6)%	5%	8.80%	8.38%	5%

Operations
Banking centers	1,167	1,161	1,138	1%	3%	1,167	1,138	3%
ATMs	2,132	2,104	2,034	1%	5%	2,132	2,034	5%
Full-time equivalent employees	21,033	21,442	21,230	(2)%	(1)%	21,033	21,230	(1)%

(a)	Presented on a fully taxable equivalent basis
(b)	Based on the most recent twelve-month diluted earnings per share and end of period stock prices
(c)	Current period regulatory capital ratios are estimates
(d)	Includes demand, interest checking, savings and money market deposits
(e)	Includes transaction deposits plus other time deposits
(f)	Includes certificates $100,000 and over, foreign office deposits, federal funds purchased, short-term borrowings and long-term debt

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	June 2007	March 2007	December 2006	September 2006	June 2006
Income Statement Data
Net interest income (a)	$745	$742	$744	$719	$716
Noninterest income	707	648	219	662	655
Total revenue (a)	1,452	1,390	963	1,381	1,371
Provision for loan and lease losses	121	84	107	87	71
Noninterest expense	803	793	798	767	759
Net income	376	359	66	377	382

Common Share Data
Earnings per share, basic	$0.69	$0.65	$0.12	$0.68	$0.69
Earnings per share, diluted	0.69	0.65	0.12	0.68	0.69
Cash dividends per common share	$0.42	$0.42	$0.40	$0.40	$0.40
Book value per share	17.16	17.82	18.02	17.96	17.13
Dividend payout ratio	59.7%	64.5%	338.0%	59.2%	58.3%
Market price per share:
High	$43.32	$41.41	$41.57	$40.18	$41.02
Low	37.88	37.93	37.75	35.95	35.86
End of period	39.77	38.69	40.93	38.08	36.95
Common shares outstanding (in thousands)	535,697	550,077	556,253	558,066	557,894
Average common shares outstanding (in thousands):
Basic	540,264	551,501	554,978	555,565	554,978
Diluted	543,228	554,175	557,654	557,949	557,489
Market capitalization	$21,305	$21,282	$22,767	$21,251	$20,614
Price/earnings ratio (b)	18.58	18.08	19.13	14.53	13.94

Financial Ratios
Return on average assets	1.49%	1.47%	0.25%	1.41%	1.45%
Return on average equity	15.7%	14.6%	2.6%	15.1%	16.0%
Noninterest income as a percent of total revenue	49%	47%	23%	48%	48%
Average equity as a percent of average assets	9.53%	10.05%	9.70%	9.33%	9.09%
Tangible equity	6.92%	7.65%	7.79%	7.40%	6.92%
Net interest margin (a)	3.37%	3.44%	3.16%	2.99%	3.01%
Efficiency (a)	55.3%	57.0%	82.9%	55.5%	55.3%
Effective tax rate	28.1%	29.3%	(27.0)%	27.6%	28.5%

Credit Quality
Net losses charged off	$102	$71	$97	$79	$67
Net losses charged off as a percent of average loans and leases	0.55%	0.39%	0.52%	0.43%	0.37%
Allowance for loan and lease losses as a percent of loans and leases	1.06%	1.05%	1.04%	1.04%	1.04%
Allowance for credit losses as a percent of loans and leases	1.16%	1.15%	1.14%	1.14%	1.14%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.70%	0.66%	0.61%	0.56%	0.49%

Average Balances
Loans and leases, including held for sale	$77,048	$75,861	$75,262	$73,938	$73,093
Total securities and other short-term investments	11,711	11,673	18,262	21,582	22,439
Total assets	100,767	99,192	104,602	105,868	105,741
Transaction deposits (d)	49,295	48,760	49,010	48,543	49,282
Core deposits (e)	60,075	59,797	60,001	59,337	59,731
Wholesale funding (f)	27,030	25,536	30,650	33,040	32,903
Shareholders’ equity	9,599	9,970	10,150	9,878	9,607

Regulatory Capital Ratios (c)
Tier I capital	8.08%	8.71%	8.39%	8.64%	8.56%
Total risk-based capital	10.49%	11.19%	11.07%	10.61%	10.50%
Tier I leverage	8.80%	9.36%	8.44%	8.52%	8.38%

Operations
Banking centers	1,167	1,161	1,150	1,145	1,138
ATMs	2,132	2,104	2,096	2,114	2,034
Full-time equivalent employees	21,033	21,442	21,362	21,301	21,230

(a)	Presented on a fully taxable equivalent basis
(b)	Based on the most recent twelve-month diluted earnings per share and end of period stock prices
(c)	Current period regulatory capital ratios are estimates
(d)	Includes demand, interest checking, savings and money market deposits
(e)	Includes transaction deposits plus other time deposits
(f)	Includes certificates $100,000 and over, foreign office deposits, federal funds purchased, short-term borrowings and long-term debt

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	June 2007	March 2007	June 2006	Seq	Yr/Yr	June 2007	June 2006	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,343	$1,314	$1,227	2%	9%	$2,657	$2,375	12%
Interest on securities	143	143	247	—	(42)%	286	497	(42)%
Interest on other short-term investments	3	3	3	(17)%	4%	6	4	30%
Total interest income	1,489	1,460	1,477	2%	1%	2,949	2,876	3%

Interest Expense
Interest on deposits	505	498	471	1%	7%	1,003	882	14%
Interest on short-term borrowings	72	59	100	23%	(28)%	131	196	(33)%
Interest on long-term debt	173	167	196	3%	(12)%	340	377	(10)%
Total interest expense	750	724	767	4%	(2)%	1,474	1,455	1%

Net Interest Income	739	736	710	—	4%	1,475	1,421	4%

Provision for loan and lease losses	121	84	71	45%	70%	205	149	38%
Net interest income after provision for loan and lease losses	618	652	639	(5)%	(3)%	1,270	1,272	—

Noninterest Income
Electronic payment processing revenue	243	225	211	8%	15%	468	407	15%
Service charges on deposits	142	126	135	13%	6%	268	261	3%
Investment advisory revenue	97	96	96	2%	1%	193	187	3%
Corporate banking revenue	88	83	82	6%	8%	171	157	9%
Mortgage banking net revenue	41	40	41	4%	—	81	88	(8)%
Other noninterest income	96	78	76	22%	27%	174	157	11%
Securities gains (losses), net	—	—	14	NM	(100)%	—	15	(100)%
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	—	—	NM	NM	—	—	NM
Total noninterest income	707	648	655	9%	8%	1,355	1,272	7%

Noninterest Expense
Salaries, wages and incentives	309	292	303	6%	2%	601	586	3%
Employee benefits	68	87	69	(23)%	(2)%	155	156	(1)%
Payment processing expense	97	92	80	5%	21%	189	151	25%
Net occupancy expense	68	65	59	4%	14%	133	118	13%
Technology and communications	41	40	34	4%	22%	81	66	22%
Equipment expense	31	29	28	5%	10%	60	54	12%
Other noninterest expense	189	188	186	1%	2%	376	359	5%
Total noninterest expense	803	793	759	1%	6%	1,595	1,490	7%

Income before income taxes and cumulative effect	522	507	535	3%	(2)%	1,030	1,054	(2)%
Applicable income taxes	146	148	153	(1)%	(5)%	295	312	(5)%
Income before cumulative effect	376	359	382	5%	(2)%	735	742	(1)%
Cumulative effect of change in accounting principle, net of tax (a)	—	—	—	NM	NM	—	4	(100)%
Net income	$376	$359	$382	5%	(2)%	$735	$746	(2)%
Net income available to common shareholders (b)	$375	$359	$382	5%	(2)%	$734	$745	(2)%

(a)	Reflects a benefit of $3.5 million (net of $1.7 million of tax) for the adoption of SFAS No. 123(R) as of January 1, 2006 due to the recognition of an estimate of forfeiture experience to be realized for all stock-based awards
(b)	Dividends on preferred stock are $.185 million for all quarters presented

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	June 2007	March 2007	December 2006	September 2006	June 2006
Interest Income
Interest and fees on loans and leases	$1,343	$1,314	$1,332	$1,294	$1,227
Interest on securities	143	143	199	238	247
Interest on other short-term investments	3	3	14	2	3
Total interest income	1,489	1,460	1,545	1,534	1,477
Taxable equivalent adjustment	6	6	6	6	6
Total interest income (taxable equivalent)	1,495	1,466	1,551	1,540	1,483

Interest Expense
Interest on deposits	505	498	518	510	471
Interest on short-term borrowings	72	59	100	106	100
Interest on long-term debt	173	167	189	205	196
Total interest expense	750	724	807	821	767

Net interest income (taxable equivalent)	745	742	744	719	716

Provision for loan and lease losses	121	84	107	87	71
Net interest income (taxable equivalent) after provision for loan and lease losses	624	658	637	632	645

Noninterest Income
Electronic payment processing revenue	243	225	232	218	211
Service charges on deposits	142	126	122	134	135
Investment advisory revenue	97	96	90	89	96
Corporate banking revenue	88	83	82	79	82
Mortgage banking net revenue	41	40	30	36	41
Other noninterest income	96	78	58	87	76
Securities gains (losses), net	—	—	(398)	19	14
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	—	3	—	—
Total noninterest income	707	648	219	662	655

Noninterest Expense
Salaries, wages and incentives	309	292	300	288	303
Employee benefits	68	87	61	74	69
Payment processing expense	97	92	89	84	80
Net occupancy expense	68	65	65	63	59
Technology and communications	41	40	39	36	34
Equipment expense	31	29	30	32	28
Other noninterest expense	189	188	214	190	186
Total noninterest expense	803	793	798	767	759
Income before income taxes and cumulative effect (taxable equivalent)	528	513	58	527	541
Taxable equivalent adjustment	6	6	6	6	6
Income before income taxes and cumulative effect	522	507	52	521	535
Applicable income taxes	146	148	(14)	144	153
Income before cumulative effect	376	359	66	377	382
Cumulative effect of change in accounting principle, net of tax	—	—	—	—	—
Net income	$376	$359	$66	$377	$382
Net income available to common shareholders (a)	$375	$359	$66	$377	$382

(a)	Dividends on preferred stock are $.185 million for all quarters presented

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	June 2007	March 2007	June 2006	Seq	Yr/Yr
Assets
Cash and due from banks	$2,327	$2,244	$2,670	4%	(13)%
Available-for-sale and other securities (a)	11,015	10,592	20,345	4%	(46)%
Held-to-maturity securities (b)	346	347	358	—	(3)%
Trading securities	148	160	173	(7)%	(14)%
Other short-term investments	404	223	207	82%	95%
Loans held for sale	1,708	1,382	931	24%	83%
Portfolio loans and leases:
Commercial loans	22,152	21,479	20,717	3%	7%
Commercial mortgage loans	11,044	10,906	9,792	1%	13%
Commercial construction loans	5,469	5,688	5,950	(4)%	(8)%
Commercial leases	3,697	3,687	3,740	—	(1)%
Residential mortgage loans	8,477	8,484	8,623	—	(2)%
Home equity	11,780	11,926	12,087	(1)%	(3)%
Automobile loans	10,714	10,400	9,512	3%	13%
Credit card	1,263	1,111	846	14%	49%
Other consumer loans and leases	1,113	1,140	1,310	(2)%	(15)%
Portfolio loans and leases	75,709	74,821	72,577	1%	4%
Allowance for loan and lease losses	(803)	(784)	(753)	2%	7%
Portfolio loans and leases, net	74,906	74,037	71,824	1%	4%
Bank premises and equipment	2,063	2,001	1,853	3%	11%
Operating lease equipment	209	212	150	(1)%	40%
Goodwill	2,192	2,192	2,194	—	—
Intangible assets	147	158	185	(7)%	(20)%
Servicing rights	607	572	489	6%	24%
Other assets	5,318	5,704	4,732	(7)%	12%
Total assets	$101,390	$99,824	$106,111	2%	(4)%

Liabilities
Deposits:
Demand	$13,524	$13,510	$14,078	—	(4)%
Interest checking	14,672	15,755	16,788	(7)%	(13)%
Savings	15,036	14,256	12,061	5%	25%
Money market	6,334	6,336	6,505	—	(3)%
Other time	10,428	10,869	10,627	(4)%	(2)%
Certificates - $100,000 and over	6,204	6,776	5,691	(8)%	9%
Foreign office	2,995	1,686	4,773	78%	(37)%
Total deposits	69,193	69,188	70,523	—	(2)%
Federal funds purchased	3,824	1,622	2,493	136%	53%
Other short-term borrowings	3,331	2,383	5,275	40%	(37)%
Accrued taxes, interest and expenses	2,114	2,324	1,995	(9)%	6%
Other liabilities	1,780	1,883	1,767	(5)%	1%
Long-term debt	11,957	12,620	14,502	(5)%	(18)%
Total liabilities	92,199	90,020	96,555	2%	(5)%
Total shareholders’ equity (c)	9,191	9,804	9,556	(6)%	(4)%
Total liabilities and shareholders’ equity	$101,390	$99,824	$106,111	2%	(4)%

(a) Amortized cost	$11,370	$10,754	$21,376	6%	(47)%
(b) Market values	346	347	358	—	(3)%
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	—	—
Outstanding, excluding treasury	535,697	550,077	557,894	(3)%	(4)%
Treasury	47,730	33,350	25,533	43%	87%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	June 2007	March 2007	December 2006	September 2006	June 2006
Assets
Cash and due from banks	$2,327	$2,244	$2,737	$2,399	$2,670
Available-for-sale and other securities (a)	11,015	10,592	11,053	19,514	20,345
Held-to-maturity securities (b)	346	347	356	359	358
Trading securities	148	160	187	164	173
Other short-term investments	404	223	809	125	207
Loans held for sale	1,708	1,382	1,150	872	931
Portfolio loans and leases:
Commercial loans	22,152	21,479	20,831	21,260	20,717
Commercial mortgage loans	11,044	10,906	10,405	9,879	9,792
Commercial construction loans	5,469	5,688	6,168	5,879	5,950
Commercial leases	3,697	3,687	3,841	3,751	3,740
Residential mortgage loans	8,477	8,484	8,830	8,811	8,623
Home equity	11,780	11,926	12,153	12,235	12,087
Automobile loans	10,714	10,400	10,028	9,599	9,512
Credit card	1,263	1,111	1,004	876	846
Other consumer loans and leases	1,113	1,140	1,093	1,190	1,310
Portfolio loans and leases	75,709	74,821	74,353	73,480	72,577
Allowance for loan and lease losses	(803)	(784)	(771)	(761)	(753)
Portfolio loans and leases, net	74,906	74,037	73,582	72,719	71,824
Bank premises and equipment	2,063	2,001	1,940	1,902	1,853
Operating lease equipment	209	212	202	142	150
Goodwill	2,192	2,192	2,193	2,193	2,194
Intangible assets	147	158	166	175	185
Servicing rights	607	572	524	504	489
Other assets	5,318	5,704	5,770	4,760	4,732
Total assets	$101,390	$99,824	$100,669	$105,828	$106,111

Liabilities
Deposits:
Demand	$13,524	$13,510	$14,331	$13,883	$14,078
Interest checking	14,672	15,755	15,993	15,855	16,788
Savings	15,036	14,256	13,181	12,392	12,061
Money market	6,334	6,336	6,584	6,462	6,505
Other time	10,428	10,869	10,987	10,818	10,627
Certificates - $100,000 and over	6,204	6,776	6,628	6,871	5,691
Foreign office	2,995	1,686	1,676	2,362	4,773
Total deposits	69,193	69,188	69,380	68,643	70,523
Federal funds purchased	3,824	1,622	1,421	5,434	2,493
Other short-term borrowings	3,331	2,383	2,796	3,833	5,275
Accrued taxes, interest and expenses	2,114	2,324	2,283	2,156	1,995
Other liabilities	1,780	1,883	2,209	1,570	1,767
Long-term debt	11,957	12,620	12,558	14,170	14,502
Total liabilities	92,199	90,020	90,647	95,806	96,555
Total shareholders’ equity (c)	9,191	9,804	10,022	10,022	9,556
Total liabilities and shareholders’ equity	$101,390	$99,824	$100,669	$105,828	$106,111

(a) Amortized cost	$11,370	$10,754	$11,236	$20,103	$21,376
(b) Market values	346	347	356	359	358
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	1,300,000	1,300,000
Outstanding, excluding treasury	535,697	550,077	556,253	558,066	557,894
Treasury	47,730	33,350	27,174	25,361	25,533

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	June 2007	June 2006	June 2007	June 2006
Total shareholders’ equity, beginning	$9,804	$9,469	$10,022	$9,446
Net income	376	382	735	746
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	(125)	(117)	(111)	(275)
Qualifying cash flow hedges	(7)	2	(7)	5
Change in accumulated other comprehensive income related to employee benefit plans	2	—	3	—
Comprehensive income	246	267	620	476
Cash dividends declared:
Common stock	(225)	(223)	(456)	(434)
Preferred stock (a)	—	—	—	—
Stock-based awards exercised, including treasury shares issued	27	9	45	24
Stock-based compensation expense	18	30	35	44
Loans repaid (issued) related to exercise of stock-based awards, net	—	2	2	5
Change in corporate tax benefit related to stock-based compensation	8	1	3	—
Shares acquired for treasury	(693)	—	(973)	—
Impact of cumulative effect of change in accounting principle (b)	—	—	(98)	(6)
Other	6	1	(9)	1
Total shareholders’ equity, ending	$9,191	$9,556	$9,191	$9,556

(a)	Dividends on preferred stock are $.185 million for all quarters presented
(b)	2007 includes $96 million impact due to the adoption of FSP FAS 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leverage Lease Transaction” on January 1, 2007 and $2 million impact due to the adoption of FIN No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109” on January 1, 2007. 2006 impact is due to the adoption of SFAS No. 123(R) “Share-Based Payment” on January 1, 2006.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	June 2007	March 2007	June 2006	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial loans	$21,587	$20,908	$20,338	3%	6%
Commercial mortgage loans	11,030	10,566	9,980	4%	11%
Commercial construction loans	5,595	6,014	5,840	(7)%	(4)%
Commercial leases	3,678	3,661	3,729	—	(1)%
Residential mortgage loans	10,201	10,166	9,491	—	7%
Home equity	11,886	12,072	11,999	(2)%	(1)%
Automobile loans	10,552	10,230	9,480	3%	11%
Credit card	1,248	1,021	797	22%	57%
Other consumer loans and leases	1,271	1,223	1,439	4%	(12)%
Taxable securities	11,030	10,951	21,642	1%	(49)%
Tax exempt securities	508	534	616	(5)%	(17)%
Other short-term investments	173	188	181	(8)%	(4)%
Total interest-earning assets	88,759	87,534	95,532	1%	(7)%
Cash and due from banks	2,265	2,287	2,564	(1)%	(12)%
Other assets	10,524	10,140	8,393	4%	25%
Allowance for loan and lease losses	(781)	(769)	(748)	2%	4%
Total assets	$100,767	$99,192	$105,741	2%	(5)%

Liabilities
Interest-bearing liabilities:
Interest checking	$15,061	$15,509	$17,025	(3)%	(12)%
Savings	14,620	13,689	12,064	7%	21%
Money market	6,244	6,377	6,429	(2)%	(3)%
Other time	10,780	11,037	10,449	(2)%	3%
Certificates - $100,000 and over	6,511	6,682	5,316	(3)%	22%
Foreign office	2,369	1,707	4,382	39%	(46)%
Federal funds purchased	3,540	2,505	3,886	41%	(9)%
Other short-term borrowings	2,372	2,400	4,854	(1)%	(51)%
Long-term debt	12,238	12,242	14,465	—	(15)%
Total interest-bearing liabilities	73,735	72,148	78,870	2%	(7)%
Demand deposits	13,370	13,185	13,764	1%	(3)%
Other liabilities	4,063	3,889	3,500	4%	16%
Total liabilities	91,168	89,222	96,134	2%	(5)%
Shareholders’ equity	9,599	9,970	9,607	(4)%	—
Total liabilities and shareholders’ equity	$100,767	$99,192	$105,741	2%	(5)%

Yield Analysis
Interest-earning assets:
Commercial loans	7.45%	7.50%	7.16%
Commercial mortgage loans	7.30%	7.31%	7.08%
Commercial construction loans	7.69%	7.74%	7.67%
Commercial leases	4.32%	4.34%	5.03%
Residential mortgage loans	6.12%	6.17%	5.91%
Home equity	7.66%	7.69%	7.36%
Automobile loans	6.26%	6.18%	5.62%
Credit card	10.62%	12.17%	11.73%
Other consumer loans and leases	5.41%	5.03%	4.77%
Taxable securities	4.98%	5.06%	4.43%
Tax exempt securities	7.38%	7.40%	7.33%
Other short-term investments	6.08%	6.82%	5.60%
Total interest-earning assets	6.76%	6.79%	6.23%

Interest-bearing liabilities:
Interest checking	2.21%	2.31%	2.39%
Savings	3.23%	3.27%	2.90%
Money market	4.44%	4.46%	4.01%
Other time	4.63%	4.59%	4.00%
Certificates - $100,000 and over	5.12%	5.17%	4.64%
Foreign office	4.67%	4.53%	4.77%
Federal funds purchased	5.31%	5.30%	4.97%
Other short-term borrowings	4.31%	4.37%	4.31%
Long-term debt	5.65%	5.54%	5.45%
Total interest-bearing liabilities	4.08%	4.07%	3.90%

Ratios:
Net interest margin (taxable equivalent)	3.37%	3.44%	3.01%
Net interest rate spread (taxable equivalent)	2.68%	2.72%	2.33%
Interest-bearing liabilities to interest-earning assets	83.07%	82.42%	82.56%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	June 2007	June 2006	Yr/Yr
Assets
Interest-earning assets:
Commercial loans	$21,249	$19,946	7%
Commercial mortgage loans	10,799	9,712	11%
Commercial construction loans	5,803	6,024	(4)%
Commercial leases	3,669	3,708	(1)%
Residential mortgage loans	10,184	9,275	10%
Home equity	11,979	11,939	—
Automobile loans	10,392	9,460	10%
Credit card	1,135	782	45%
Other consumer loans and leases	1,248	1,521	(18)%
Taxable securities	10,991	21,878	(50)%
Tax exempt securities	521	630	(17)%
Other short-term investments	180	169	7%
Total interest-earning assets	88,150	95,044	(7)%
Cash and due from banks	2,276	2,616	(13)%
Other assets	10,333	8,327	24%
Allowance for loan and lease losses	(775)	(746)	4%
Total assets	$99,984	$105,241	(5)%

Liabilities
Interest-bearing liabilities:
Interest checking	$15,284	$17,312	(12)%
Savings	14,157	11,827	20%
Money market	6,310	6,258	1%
Other time	10,908	10,101	8%
Certificates - $100,000 and over	6,596	4,995	32%
Foreign office	2,040	4,217	(52)%
Federal funds purchased	3,026	4,217	(28)%
Other short-term borrowings	2,386	4,786	(50)%
Long-term debt	12,239	14,798	(17)%
Total interest-bearing liabilities	72,946	78,511	(7)%
Demand deposits	13,278	13,719	(3)%
Other liabilities	3,977	3,407	17%
Total liabilities	90,201	95,637	(6)%
Shareholders’ equity	9,783	9,604	2%
Total liabilities and shareholders’ equity	$99,984	$105,241	(5)%

Yield Analysis
Interest-earning assets:
Commercial loans	7.48%	6.98%
Commercial mortgage loans	7.31%	6.96%
Commercial construction loans	7.72%	7.43%
Commercial leases	4.33%	5.08%
Residential mortgage loans	6.14%	5.87%
Home equity	7.67%	7.21%
Automobile loans	6.22%	5.55%
Credit card	11.31%	11.46%
Other consumer loans and leases	5.22%	4.98%
Taxable securities	5.02%	4.44%
Tax exempt securities	7.39%	7.47%
Other short-term investments	6.47%	5.31%
Total interest-earning assets	6.77%	6.13%

Interest-bearing liabilities:
Interest checking	2.26%	2.34%
Savings	3.25%	2.79%
Money market	4.45%	3.83%
Other time	4.61%	3.87%
Certificates - $100,000 and over	5.15%	4.41%
Foreign office	4.61%	4.59%
Federal funds purchased	5.31%	4.72%
Other short-term borrowings	4.34%	4.07%
Long-term debt	5.60%	5.14%
Total interest-bearing liabilities	4.07%	3.74%

Ratios:
Net interest margin (taxable equivalent)	3.40%	3.04%
Net interest rate spread (taxable equivalent)	2.70%	2.39%
Interest-bearing liabilities to interest-earning assets	82.75%	82.60%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	June 2007	March 2007	December 2006	September 2006	June 2006
Assets
Interest-earning assets:
Commercial loans	$21,587	$20,908	$21,228	$20,879	$20,338
Commercial mortgage loans	11,030	10,566	9,929	9,833	9,980
Commercial construction loans	5,595	6,014	6,099	5,913	5,840
Commercial leases	3,678	3,661	3,762	3,740	3,729
Residential mortgage loans	10,201	10,166	10,038	9,699	9,491
Home equity	11,886	12,072	12,225	12,174	11,999
Automobile loans	10,552	10,230	9,834	9,522	9,480
Credit card	1,248	1,021	915	870	797
Other consumer loans and leases	1,271	1,223	1,232	1,308	1,439
Taxable securities	11,030	10,951	16,685	20,836	21,642
Tax exempt securities	508	534	568	587	616
Other short-term investments	173	188	1,009	159	181
Total interest-earning assets	88,759	87,534	93,524	95,520	95,532
Cash and due from banks	2,265	2,287	2,398	2,355	2,564
Other assets	10,524	10,140	9,440	8,745	8,393
Allowance for loan and lease losses	(781)	(769)	(760)	(752)	(748)
Total assets	$100,767	$99,192	$104,602	$105,868	$105,741

Liabilities
Interest-bearing liabilities:
Interest checking	$15,061	$15,509	$15,744	$16,251	$17,025
Savings	14,620	13,689	12,812	12,279	12,064
Money market	6,244	6,377	6,572	6,371	6,429
Other time	10,780	11,037	10,991	10,794	10,449
Certificates - $100,000 and over	6,511	6,682	6,750	6,415	5,316
Foreign office	2,369	1,707	2,758	3,668	4,382
Federal funds purchased	3,540	2,505	3,615	4,546	3,886
Other short-term borrowings	2,372	2,400	4,468	4,056	4,854
Long-term debt	12,238	12,242	13,059	14,355	14,465
Total interest-bearing liabilities	73,735	72,148	76,769	78,735	78,870
Demand deposits	13,370	13,185	13,882	13,642	13,764
Other liabilities	4,063	3,889	3,801	3,613	3,500
Total liabilities	91,168	89,222	94,452	95,990	96,134
Shareholders’ equity	9,599	9,970	10,150	9,878	9,607
Total liabilities and shareholders’ equity	$100,767	$99,192	$104,602	$105,868	$105,741

Yield Analysis
Interest-earning assets:
Commercial loans	7.45%	7.50%	7.46%	7.39%	7.16%
Commercial mortgage loans	7.30%	7.31%	7.34%	7.31%	7.08%
Commercial construction loans	7.69%	7.74%	7.82%	7.90%	7.67%
Commercial leases	4.32%	4.34%	4.88%	4.85%	5.03%
Residential mortgage loans	6.12%	6.17%	6.04%	5.96%	5.91%
Home equity	7.66%	7.69%	7.71%	7.67%	7.36%
Automobile loans	6.26%	6.18%	6.10%	5.84%	5.62%
Credit card	10.62%	12.17%	12.26%	12.06%	11.73%
Other consumer loans and leases	5.41%	5.03%	4.70%	4.77%	4.77%
Taxable securities	4.98%	5.06%	4.57%	4.39%	4.43%
Tax exempt securities	7.38%	7.40%	7.30%	7.29%	7.33%
Other short-term investments	6.08%	6.82%	5.56%	5.69%	5.60%
Total interest-earning assets	6.76%	6.79%	6.58%	6.40%	6.23%

Interest-bearing liabilities:
Interest checking	2.21%	2.31%	2.41%	2.49%	2.39%
Savings	3.23%	3.27%	3.24%	3.08%	2.90%
Money market	4.44%	4.46%	4.40%	4.30%	4.01%
Other time	4.63%	4.59%	4.46%	4.24%	4.00%
Certificates - $100,000 and over	5.12%	5.17%	5.15%	5.03%	4.64%
Foreign office	4.67%	4.53%	4.91%	5.05%	4.77%
Federal funds purchased	5.31%	5.30%	5.31%	5.33%	4.97%
Other short-term borrowings	4.31%	4.37%	4.61%	4.42%	4.31%
Long-term debt	5.65%	5.54%	5.70%	5.66%	5.45%
Total interest-bearing liabilities	4.08%	4.07%	4.17%	4.14%	3.90%

Ratios:
Net interest margin (taxable equivalent)	3.37%	3.44%	3.16%	2.99%	3.01%
Net interest rate spread (taxable equivalent)	2.68%	2.72%	2.41%	2.26%	2.33%
Interest-bearing liabilities to interest-earning assets	83.07%	82.42%	82.08%	82.43%	82.56%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	June 2007	March 2007	December 2006	September 2006	June 2006
Average Loans and Leases (including unearned income)
Commercial:
Commercial loans	$21,587	$20,908	$21,228	$20,879	$20,338
Commercial mortgage loans	11,030	10,566	9,929	9,833	9,980
Commercial construction loans	5,595	6,014	6,099	5,913	5,840
Commercial leases	3,678	3,661	3,762	3,740	3,729
Subtotal - commercial	41,890	41,149	41,018	40,365	39,887
Consumer:
Residential mortgage loans	10,201	10,166	10,038	9,699	9,491
Home equity	11,886	12,072	12,225	12,174	11,999
Automobile loans	10,552	10,230	9,834	9,522	9,480
Credit card	1,248	1,021	915	870	797
Other consumer loans and leases	1,271	1,223	1,232	1,308	1,439
Subtotal - consumer	35,158	34,712	34,244	33,573	33,206
Total average loans and leases	$77,048	$75,861	$75,262	$73,938	$73,093

End of Period Loans and Leases Serviced
Commercial:
Commercial loans	$22,152	$21,479	$20,831	$21,260	$20,717
Commercial mortgage loans	11,044	10,906	10,405	9,879	9,792
Commercial construction loans	5,469	5,688	6,168	5,879	5,950
Commercial leases	3,697	3,687	3,841	3,751	3,740
Subtotal - commercial	42,362	41,760	41,245	40,769	40,199
Consumer:
Residential mortgage loans	8,477	8,484	8,830	8,811	8,623
Home equity	11,780	11,926	12,153	12,235	12,087
Automobile loans	10,714	10,400	10,028	9,599	9,512
Credit card	1,263	1,111	1,004	876	846
Other consumer loans and leases	1,113	1,140	1,093	1,190	1,310
Subtotal - consumer	33,347	33,061	33,108	32,711	32,378
Total portfolio loans and leases	75,709	74,821	74,353	73,480	72,577

Loans held for sale	1,708	1,382	1,150	872	931

Operating lease equipment	209	212	202	142	150

Loans and Leases Serviced for Others:
Residential mortgage (a)	31,536	30,253	28,688	27,823	27,057
Commercial mortgage (b)	202	621	769	756	890
Commercial loans (c)	3,304	3,377	3,390	3,404	3,332
Commercial leases (b)	230	250	263	256	258
Consumer loans (d)	414	463	520	596	677
Total loans and leases serviced for others	35,686	34,964	33,630	32,835	32,214
Total loans and leases serviced	$113,312	$111,379	$109,335	$107,329	$105,872

(a)	Fifth Third sells certain residential mortgage loans, primarily conforming and fixed-rate in nature and retains servicing responsibilities
(b)	Fifth Third sells certain commercial mortgage loans and commercial leases and retains servicing responsibilities
(c)	Fifth Third transfers, subject to credit recourse and with servicing retained, certain primarily investment grade commercial loans to an unconsolidated qualified special purpose entity, which is wholly-owned by an independent third party
(d)	Fifth Third sells certain consumer loans and retains servicing responsibilities

Fifth Third Bancorp and Subsidiaries

Regulatory Capital (a)

$ in millions

(unaudited)

	As of
	June 2007	March 2007	December 2006	September 2006	June 2006
Tier I capital:
Shareholders’ equity	$9,191	$9,804	$10,022	$10,022	$9,556
Goodwill and certain other intangibles	(2,361)	(2,328)	(2,336)	(2,345)	(2,351)
Unrealized (gains) losses	354	162	176	385	674
Other	1,491	1,415	763	748	781
Total tier I capital	$8,675	$9,053	$8,625	$8,810	$8,660
Total risk-based capital:
Tier I capital	$8,675	$9,053	$8,625	$8,810	$8,660
Qualifying allowance for credit losses	904	885	867	857	849
Qualifying subordinated notes	1,679	1,696	1,893	1,150	1,108
Total risk-based capital	$11,258	$11,634	$11,385	$10,817	$10,617
Risk-weighted assets	$107,281	$103,937	$102,823	$101,940	$101,126
Ratios:
Average shareholders’ equity to average assets	9.53%	10.05%	9.70%	9.33%	9.09%
Regulatory capital:
Tier I capital	8.08%	8.71%	8.39%	8.64%	8.56%
Total risk-based capital	10.49%	11.19%	11.07%	10.61%	10.50%
Tier I leverage	8.80%	9.36%	8.44%	8.52%	8.38%

(a)	Current period regulatory capital data and ratios are estimated

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	June 2007	March 2007	December 2006	September 2006	June 2006
Summary of Credit Loss Experience
Losses charged off:
Commercial loans	$(29)	$(19)	$(37)	$(29)	$(31)
Commercial mortgage loans	(16)	(7)	(11)	(8)	(5)
Commercial construction loans	(7)	(6)	(3)	(1)	(3)
Commercial leases	—	(1)	(1)	—	(2)
Residential mortgage loans	(9)	(7)	(8)	(5)	(6)
Home equity	(22)	(19)	(16)	(16)	(16)
Automobile loans	(24)	(25)	(25)	(21)	(19)
Credit card	(12)	(11)	(11)	(9)	(9)
Other consumer loans and leases	(5)	(4)	(6)	(7)	(5)
Total losses	(124)	(99)	(118)	(96)	(96)

Recoveries of losses previously charged off:
Commercial loans	5	4	8	4	9
Commercial mortgage loans	—	—	—	1	1
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	1	1	1
Residential mortgage loans	—	—	—	—	—
Home equity	2	2	2	2	3
Automobile loans	9	9	6	6	9
Credit card	2	3	1	1	2
Other consumer loans and leases	4	10	3	2	4
Total recoveries	22	28	21	17	29

Net losses charged off:
Commercial loans	(24)	(15)	(29)	(25)	(22)
Commercial mortgage loans	(16)	(7)	(11)	(7)	(4)
Commercial construction loans	(7)	(6)	(3)	(1)	(3)
Commercial leases	—	(1)	—	1	(1)
Residential mortgage loans	(9)	(7)	(8)	(5)	(6)
Home equity	(20)	(17)	(14)	(14)	(13)
Automobile loans	(15)	(16)	(19)	(15)	(10)
Credit card	(10)	(8)	(10)	(8)	(7)
Other consumer loans and leases	(1)	6	(3)	(5)	(1)
Total net losses charged off	$(102)	$(71)	$(97)	$(79)	$(67)

Allowance for loan and lease losses, beginning	$784	$771	$761	$753	$749
Total net losses charged off	(102)	(71)	(97)	(79)	(67)
Provision for loan and lease losses	121	84	107	87	71
Allowance for loan and lease losses, ending	$803	$784	$771	$761	$753

Reserve for unfunded commitments, beginning	$79	$76	$76	$74	$69
Provision for unfunded commitments	(2)	3	—	2	5
Reserve for unfunded commitments, ending	$77	$79	$76	$76	$74

Components of allowance for credit losses:
Allowance for loan and lease losses	$803	$784	$771	$761	$753
Reserve for unfunded commitments	77	79	76	76	74
Total allowance for credit losses	$880	$863	$847	$837	$827

Nonperforming Assets and Delinquent Loans
Nonaccrual loans and leases (a)	$406	$390	$352	$320	$281
Renegotiated loans and leases	—	—	—	—	—
Other assets, including other real estate owned	122	104	103	91	77
Total nonperforming assets	$528	$494	$455	$411	$358
Ninety days past due loans and leases (a)	$302	$243	$210	$196	$191

Ratios
Net losses charged off as a percent of average loans and leases	0.55%	0.39%	0.52%	0.43%	0.37%
Allowance for loan and lease losses as a percent of loans and leases	1.06%	1.05%	1.04%	1.04%	1.04%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.70%	0.66%	0.61%	0.56%	0.49%

(a)	Nonaccrual includes $35 million and Ninety Days Past Due includes $74 million of residential mortgage loans as of June 30, 2007.